Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Post-Effective Amendments to the Registration Statements on Form S-8 (No. 333-184035), Form S-8 (No. 333-228708) and the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-282818), dated July 16, 2026, of Sunoco LP of our report dated September 4, 2025 relating to the consolidated financial statements of Parkland Corporation.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta
Canada

July 16, 2026